Exhibit 99.1

Ideanomics (Seven Stars Cloud) Announces Joint Venture with I-House (IHT) For Real Estate Asset Digitization

-	Brings together best-of-breed asset digitization enablement with the pioneers of world’s first real estate token offering
-	Deal sees Ideanomics and IHT supercharge real estate deal flow for asset digitization and post-digitization services

New York, NY – August 28, 2018 // Ideanomics (Seven Stars Cloud Group, Inc.) (Nasdaq: SSC) has today announced a joint venture (JV) with IHT parent company Aladdin Fintech Company Limited, focusing on global real estate asset digitization and post-digitization services.

The 50/50 joint venture will be led by IHT, the firm which successfully launched the world’s first real estate token offering in 2017. The JV, which will be established in Hong Kong and include offices in New York and Beijing, will be led CEO Ricky Ng, a serial entrepreneur whose career includes former Head of Technology for Yahoo! in China, as well as several successful ventures which resulted in acquisitions.

The JV will focus on three primary areas of business activities:

1.	Fixed income-based Real Estate product offerings using Velocity Ledger for global fractionalization, securitization, and tokenization offerings, starting with the cashflow-producing commercial properties of large insurance companies as underlying assets. The former Chairman of China Life and China Property and Casualty Insurance, and SSC Board Member, Yang Chao will serve as special advisor to the business.

2.	Velocity Ledger-based fractionalization, securitization, and tokenization of Real Estate projects and services.

3.	Ideanomics’ BBD Artificial Intelligence (AI) to enhance Real Estate ratings and risk management services.

Bruno Wu, Chairman of Ideanomics “We are tremendously excited to announce our JV with IHT, this deal creates a powerhouse of technology and expertise in the area of Real Estate asset digitization and associated services. Together with Ricky Ng’s talented team, we will bring to market a full service for asset digitization that will enable the unlocking of value in property holdings in a manner which will provide unprecedented liquidity and accessibility for both the asset holders and the investor community alike.”

Ricky Ng, Chairman and Founder of IHT “This deal is significant for the commercial Real Estate market, as it brings together two companies which between them provide the full value chain and an unwavering focus on execution. This JV will help further establish the market for asset digitization of Real Estate and will serve as a benchmark for an industry which has traditionally suffered from high asset value but very limited opportunities to unlock liquidity. By partnering with Ideanomics, IHT has access to the types of technology and deal flow that we are certain will be successful for our companies, our clients, and investors looking for opportunities in real estate.”

About Ideanomics (Seven Stars Cloud Group, Inc., NASDAQ: SSC) (http://www.sevenstarscloud.com/)
SSC is determined to become one of the most prominent global digital asset companies. Relying on its core base of fintech and digital asset production and services-based ecosystem enablement, SSC is committed to delivering the best digital assets via the best underlying technology. This approach will drive capital formation and sales across our digital asset ecosystems.

SSC customizes its technology platform for various business use cases, operates the Platform-as-a-Service (PaaS), and partners with businesses that deliver core digital asset product creation. We are focused on delivering a global multi-layer technology infrastructure ecosystem that issues, trades, and settles digital asset transactions. We will leverage direct sales channels and automated sales systems via digital asset exchange platforms which is inclusive of decentralized exchanges to realize digital asset distribution, social media, traditional regulated broker dealer network as well as institutions as direct clients.

Safe Harbor Statement
This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Media Contacts
Ideanomics (Seven Stars Cloud)
Eric Soderberg, Forefront Communications for Ideanomics (Seven Stars Cloud)
Phone: 914-414-2884
Email: eric@forefrontcomms.com

IR Contacts
Federico Tovar, CFO Ideanomics
Chad Arroyo, CMO Ideanomics

Email: ir@sevenstarscloud.com

SOURCE: Ideanomics (Seven Stars Cloud Group, Inc.)